SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 27, 2023

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Current Report on Form 8-K (the “January 2023 Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2023 by Nemaura Medical Inc. (the “Company”), on January 27, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several accredited institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue to the Purchasers, in a registered direct offering (the “Offering”), an aggregate of 4,796,206 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), for a purchase price per share of $1.75 for aggregate gross proceeds to the Company of approximately $8.4 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-263618), which was declared effective by the SEC on March 28, 2022 (the “Registration Statement”).

Also as previously disclosed in the January 2023 Form 8-K, in a concurrent private placement (the “Private Placement”), the Company also sold to the Purchasers warrants to purchase an aggregate of 4,796,206 shares of Common Stock at an exercise price per share of $2.00 (the “Warrants”). The Warrants are exercisable at the later of the effective date of shareholder approval or six months following the issue date and will expire five years and six months following the issuance date

The Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) under Regulation D promulgated thereunder. The Company agreed to file a registration statement (the “Resale Registration Statement”) to register the resale of the Warrant Shares within 45 days of the date of the offering to obtain effectiveness of such Resale Registration Statement within 90 days following the closing of the offering.

On January 27, 2023, the holders of an aggregate of 13,596,205 shares of the Company’s common stock, representing approximately 56.4% of the overall voting power of the Company, approved proposed issuance and sale of up to (i) 4,796,206 shares of the Company’s Common Stock, at a price per share of $1.75, for a gross deal size of up to $8,393,360.50 to the Investors in the Offering, and (ii) Warrants to purchase up to 4,796,206 shares of Common Stock, at an exercise price of $2.00 share, for an aggregate purchase price of up to $9,592,412, in the Private Placement. Such stockholders also approved (i) the forms of, and the execution of, the Securities Purchase Agreement, the placement agent agreement (the “Placement Agent Agreement”) and the Warrant; (ii) the filing of a prospectus supplement to the Registration Statement regarding the Offering (the “Prospectus Supplement”), and a Form D with respect to the Warrants and Warrant Shares as required under Regulation D of the Securities Act; (iii) the filing of the Resale Registration Statement; and (iv) the filing with the Nasdaq Capital Market (the “Exchange”) applications or other such document(s) to effect the listing (the “Listing Applications”) on the Exchange of the Shares and Warrant Shares to be offered pursuant to the Prospectus Supplement and Resale Registration Statement.

The foregoing discussion of the Offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agent Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to disclosures contained in the January 2023 Form 8-K and the definitive transaction documents, copies of which were filed as exhibits to the January 2023 Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury Chief Executive Officer

Date: February 23, 2023